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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Strategic Diagnostics Inc.:


We consent to incorporation by reference in the registration statements (Nos. 33-20421, 333-21211 and 333-68107) on Form S-8 of Strategic Diagnostics Inc. of our report dated February 14, 2003, relating to the consolidated balance sheets of Strategic Diagnostics Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Strategic Diagnostics Inc.

Our report dated February 14, 2003 contains an explanatory paragraph that describes the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangibles", as effective January 1, 2002.



/s/ KPMG LLP



Philadelphia, Pennsylvania
March 28, 2003